Exhibit 99.1

Regal Entertainment Group Reports Results for Fiscal Third Quarter 2014,

Declares Quarterly Dividend and Special Cash Dividend and

Announces Exploration of Strategic Alternatives

Knoxville, Tennessee — October 27, 2014 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today reported fiscal third quarter 2014 results.

Total revenues for the third quarter ended September 25, 2014 were $693.8 million compared to total revenues of $813.1 million for the third quarter ended September 26, 2013. Net income attributable to controlling interest in the third quarter of 2014, was $26.7 million compared to $75.1 million in the third quarter of 2013. Diluted earnings per share was $0.17 for the third quarter of 2014 compared to $0.48 for the third quarter of 2013. Adjusted diluted earnings per share(1) was $0.18 for the third quarter of 2014 compared to $0.38 for the third quarter of 2013. Adjusted EBITDA(3) was $122.1 million for the third quarter of 2014 compared to $177.3 million for the third quarter of 2013. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors today declared both a quarterly cash dividend of $0.22 and a special cash dividend of $1.00 per Class A and Class B common share, each payable on December 15, 2014, to stockholders of record on December 4, 2014. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

The Company also announced today that its Board of Directors has authorized the exploration of strategic alternatives to enhance shareholder value, which may include a potential sale of the Company. While the Board of Directors has great confidence in the Company’s management team and its strategic plan, the combination of Regal’s continued strong performance and attractive industry dynamics has led the Board to conclude that this is an opportune time to conduct a thorough review of options.

“Commitment to delivering shareholder value has been the cornerstone of our strategy for many years and we believe today’s announcement along with the declaration of our sixth special dividend clearly demonstrate that commitment,” stated Amy Miles, CEO of Regal Entertainment Group. “Looking ahead, we are optimistic regarding the potential for box office success during the upcoming holiday season and throughout 2015,” Miles continued.

The Board of Directors has retained Morgan Stanley & Co. LLC, Inc. as its financial advisor to assist in the review process. The Company has not set a definitive timetable for completing its exploration of strategic alternatives and there can be no assurance that the process will result in any specific outcome. The Company does not intend to disclose further developments during this process, unless and until its Board of Directors approves a specific course of action or otherwise concludes the review.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2014. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss third quarter 2014 results on October 27, 2014 at 4:30 p.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the Investor Relations section of the Company’s website: www.REGmovies.com or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5-10 minutes prior to the start of the call or go to the website at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter conference call ID #13574241.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) operates the largest and most geographically diverse theatre circuit in the United States, consisting of 7,347 screens in 573 theatres in 42 states along with the District of Columbia, American Samoa, Guam and Saipan as of September 25, 2014. The Company operates theatres in 46 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s website at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Tom Johnson or Luke Barrett

Abernathy MacGregor

212-371-5999

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Three Quarters Ended 9/25/14 and 9/26/13

(in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 25, 2014	Sept. 26, 2013	Sept. 25, 2014	Sept. 26, 2013
Revenues
Admissions	$461.1	$548.4	$1,467.7	$1,556.0
Concessions	194.5	224.1	607.5	623.6
Other operating revenues	38.2	40.6	115.8	118.6
Total revenues	693.8	813.1	2,191.0	2,298.2

Operating expenses
Film rental and advertising costs	244.7	286.6	773.2	812.4
Cost of concessions	25.7	30.5	80.3	85.9
Rent expense	104.5	105.7	315.4	309.9
Other operating expenses(4)	188.2	208.7	592.4	597.7
General and administrative expenses (including share-based compensation of $2.2 for the quarters ended September 25, 2014 and September 26, 2013, and $6.4 and $7.0 for the three quarters ended September 25, 2014 and September 26, 2013, respectively)	17.3	16.9	54.2	54.5
Depreciation and amortization	51.9	50.8	154.3	149.0
Net loss on disposal and impairment of operating assets	2.9	4.1	6.5	4.7
Income from operations	58.6	109.8	214.7	284.1

Interest expense, net	29.3	35.0	94.0	106.5
Loss on extinguishment of debt	—	—	62.4	30.7
Earnings recognized from NCM	(6.5)	(10.4)	(23.3)	(24.6)
Gain on sale of NCM, Inc. common stock	—	(30.9)	—	(30.9)

Other, net	(8.6)	(9.2)	(19.6)	(23.4)
Income before income taxes	44.4	125.3	101.2	225.8
Provision for income taxes	18.0	50.2	42.3	92.2
Net income	26.4	75.1	58.9	133.6
Noncontrolling interest, net of tax	0.3	—	0.4	0.1
Net income attributable to controlling interest	$26.7	$75.1	$59.3	$133.7

Diluted earnings per share	$0.17	$0.48	$0.38	$0.86
Adjusted diluted earnings per share(1)	$0.18	$0.38	$0.65	$0.87
Weighted average number of diluted shares outstanding(2)	156.4	155.8	156.3	155.7

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of Sept. 25, 2014	As of December 26, 2013

Cash and cash equivalents	$244.0	$280.9
Total assets	2,553.5	2,704.7
Total debt	2,355.8	2,310.7
Total stockholders’ deficit of Regal Entertainment Group	(752.7)	(713.4)

Operating Data

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 25, 2014	Sept. 26, 2013	Sept. 25, 2014	Sept. 26, 2013

Theatres at period end	573	575	573	575
Screens at period end	7,347	7,334	7,347	7,334
Average screens per theatre	12.8	12.8	12.8	12.8
Attendance (in thousands)	50,814	62,392	162,035	174,318
Average ticket price	$9.07	$8.79	$9.06	$8.93
Average concessions per patron	$3.83	$3.59	$3.75	$3.58

Reconciliation of EBITDA to Net Cash (Used in) Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 25, 2014	Sept. 26, 2013	Sept. 25, 2014	Sept. 26, 2013

EBITDA	$125.9	$211.1	$349.9	$481.4
Interest expense, net	(29.3)	(35.0)	(94.0)	(106.5)
Provision for income taxes	(18.0)	(50.2)	(42.3)	(92.2)
Deferred income taxes	(7.2)	3.8	(7.7)	6.3
Changes in operating assets and liabilities	(96.5)	(100.0)	(87.4)	(31.3)
Gain on sale of NCM, Inc. common stock	—	(30.9)	—	(30.9)
Loss on extinguishment of debt	—	—	62.4	30.7
Other items, net	(2.8)	0.2	4.1	(1.9)
Net cash (used in) provided by operating activities	$(27.9)	$(1.0)	$185.0	$255.6

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 25, 2014	Sept. 26, 2013	Sept. 25, 2014	Sept. 26, 2013

EBITDA	$125.9	$211.1	$349.9	$481.4
Net loss on disposal and impairment of operating assets	2.9	4.1	6.5	4.7
Share-based compensation expense	2.2	2.2	6.4	7.0
Gain on sale of NCM, Inc. common stock	—	(30.9)	—	(30.9)
Loss on extinguishment of debt	—	—	62.4	30.7
Noncontrolling interest, net of tax and other, net	(8.9)	(9.2)	(20.0)	(23.5)
Adjusted EBITDA(3)	$122.1	$177.3	$405.2	$469.4

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 25, 2014	Sept. 26, 2013	Sept. 25, 2014	Sept. 26, 2013

Net cash (used in) provided by operating activities	$(27.9)	$(1.0)	$185.0	$255.6
Capital expenditures	(39.3)	(21.5)	(96.8)	(70.1)
Proceeds from asset sales	—	2.6	1.7	6.7
Free cash flow(3)	$(67.2)	$(19.9)	$89.9	$192.2

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 25, 2014	Sept. 26, 2013	Sept. 25, 2014	Sept. 26, 2013

Net income attributable to controlling interest	$26.7	$75.1	$59.3	$133.7
Loss on extinguishment of debt, net of related tax effects	—	—	39.2	19.4
Gain on sale of available for sale securities, net of related tax effects	—	—	(1.2)	(1.6)
Gain on sale of NCM, Inc. common stock, net of related tax effects	—	(18.5)	—	(18.5)

Net loss on disposal and impairment of operating assets, net of related tax effects	1.7	2.5	3.9	2.8

Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, gain on sale of NCM, Inc. common stock, net of related tax effects, and net loss on disposal and impairment of operating assets, net of related tax effects	$28.4	$59.1	$101.2	$135.8

Weighted average number of diluted shares outstanding(2)	156.4	155.8	156.3	155.7
Adjusted diluted earnings per share(1)	$0.18	$0.38	$0.65	$0.87
Diluted earnings per share	$0.17	$0.48	$0.38	$0.86

(1)         We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, gain on sale of NCM, Inc. common stock, net of related tax effects, and net loss on disposal and impairment of operating assets, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and three quarters ended September 25, 2014 and September 26, 2013.

(3)         Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets, share-based compensation expense, gain on sale of NCM, Inc. common stock, loss on extinguishment of debt and noncontrolling interest, net of tax and other, net) was approximately $122.1 million for the quarter ended September 25, 2014. We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2014.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.

(4)         On July 10, 2014, the State of New York approved a sales tax refund claim filed by the Company to recover sales taxes paid on certain nontaxable purchases made during the fiscal 2008 through fiscal 2012 periods. The refund resulted in a reduction to other operating expenses of $16.8 million during the third quarter of fiscal 2014.